UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  (Date of earliest event reported) January 30, 2019

OLD REPUBLIC INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10607	36-2678171
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

307 North Michigan Avenue, Chicago, Illinois 60601
(Address of principal executive offices) (Zip Code)

(312) 346-8100
(Registrant’s telephone number, including area code)

N /A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Old Republic International Corporation (the “Registrant”, “Company”, or “Old Republic”) announced that effective as of January 30, 2019, Mr. Peter B. McNitt (64) was elected a Class 1 director of the Company. Mr. McNitt was, until his recent retirement, the Vice Chair of BMO Harris Bank, N.A. The Board of Directors also named Mr. McNitt a member of the Audit and Compensation committees. There is no arrangement or understanding between Mr. McNitt and any person or entity concerning his selection as a director and there is no plan, contract, arrangement or material compensation agreement with Mr. McNitt, other than he will receive the same directors fees as other directors. Further, neither Mr. McNitt nor any member of his immediate family have had any disqualifying relationship with the Company during the past two years and he has been affirmatively determined to be an independent director by the Board of Directors in accordance with the Listed Company Standards of the New York Stock Exchange and the rules and regulation of the Security Exchange Commission concerning independence.

A full text of the Registrant’s announcement is included as Exhibit 99.1 hereto.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits.

99.1 Earnings Release dated January 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OLD REPUBLIC INTERNATIONAL CORPORATION
Registrant

Date: February 1, 2019	By: /s/ John R. Heitkamp, Jr.
John R. Heitkamp, Jr.
Senior Vice President,
Secretary and General Counsel

INDEX TO EXHIBITS
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Exhibits

99.1 Press Release dated January 31, 2019